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                                                                       EXHIBIT 5

                               December 7, 2001


SAFLINK Corporation
11911 N.E. 1st Street, Suite B-304
Bellevue, Washington 98005-3032


     Re:  Validity of Common Stock
          ------------------------


Ladies and Gentlemen:

     We are rendering this opinion in connection with the registration, pursuant to a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 15,943,512 shares of common stock, par value $0.01 per share, (the "Shares") of SAFLINK Corporation, a Delaware corporation (the "Company"). The Shares consist of 4,555,559 shares of Common Stock which are issued and outstanding (the "Issued Shares"), 5,714,309 shares of Common Stock ("Conversion Shares") which are issuable upon the conversion of Series E Preferred Stock (the "Series E Preferred Stock"), 6,890,699 shares of Common Stock which are issuable upon the exercise of certain outstanding warrants (the "Warrant Shares"), 59,187 shares of Common Stock (the "Option Shares") which are issuable upon the exercise of certain outstanding stock purchase rights (the "Options"), and 238,645 shares of Common Stock which are issuable upon the conversion of the balance of that certain promissory note (the "Jotter Note") issued to Jotter Technologies, Inc. (the "Jotter Shares").

     In connection with the preparation of this opinion, we have examined the Certificate of Incorporation and the By-Laws of the Company, the Registration Statement, and copies of resolutions duly adopted by the Board of Directors of the Company relating to the authorization and issuance of the Shares. In addition, we have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to our satisfaction such additional facts with respect to the Company as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such documents submitted as copies.

     We have assumed for purposes of this opinion that all applicable laws, rules and regulations in effect at the time of the issuance of the Issued Shares were, and with respect to the
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SAFLINK Corporation
December 7, 2001
Page 2


Conversion Shares, Warrant Shares, Option Shares, and Jotter Shares will be, the same as such laws, rules and regulations in effect as of the date hereof.

     Based on the foregoing, we are of the opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state and federal securities laws, the Issued Shares have been duly authorized, validly issued, fully paid and nonassessable and that, when issued in accordance with the terms of the Series E Preferred Stock, and upon conversion of the Jotter Note, the Conversion Shares and Jotter Shares, respectively, will be duly authorized, validly issued, fully paid and nonassessable and that, when issued and paid for in accordance with the terms of the warrants and the options, respectively, the Warrant Shares and the Option Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

     We are licensed to practice law in the District of Columbia. The opinions expressed herein are specifically limited to the Delaware General Corporation Law.


                                 Very truly yours,



                                 /s/ Baker & McKenzie


TJE/RES/PWB